AXA Equitable Life Insurance Company

INVESTMENT EDGE ADV
Application for an Individual Annuity

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577
Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619

redefining / standards®

For Assistance, please call 800-338-3434
www.axa.com

AXA Advisors, LLC

PLEASE PRINT

1. Contract Series and Type

REQUIRED

A. Contract Series:
☑ Series ADV ($25,000 minimum contribution)

B. Contract Type:
☑ Non-Qualified

REQUIRED

C. Total Initial Contribution(s): $ ______________ **(Estimated Value Required In Case of Transfer or Exchange)**

Specify Method(s) of Payment:
☐ Check or Wire (make check payable to: AXA Equitable)
☐ 1035 Exchange(NQ)
☐ CD or Mutual Fund Proceeds (NQ)

2. Account Registration **(Must be legal resident of U.S. or U.S. Territories)**

REQUIRED

Please check one
☐ Individual ☐ UGMA/UTMA (Child's SSN ______________)
The Owner types below require additional form(s). See the New Business Form Booklet for more information.
☐ Trust ☐ Other Non-Natural Owner

A. Owner

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______________ **Daytime Phone #** ______________

Owner Name ______________
(First) (Middle Initial) (Last)

Owner Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ______________

____
U.S. Primary Residential Address only — No P.O. Box | City | State | Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Fee Based Client Account Number at Your Broker-Dealer ______________

Email Address ______________

REQUIRED

B. PATRIOT Act Information

Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.

U.S. Citizen ☐ Yes ☐ No If **yes**, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

Your Employer's Name Your Occupation

C. Joint Owner

(Must be legal resident of U.S. or U.S. Territories) NQ Only

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Daytime Phone #** ______

Name ______

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ______

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant

(If other than Owner.) Annuitant must complete the PATRIOT Act Information section 2B above if the owner is NOT an individual.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Daytime Phone #** ______

Name ______

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant

Only complete this section if this is a NQ 1035 Exchange of an existing contract with joint annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ______ Daytime Phone # ______

Name ______

(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________
Primary Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | ______________________ Date of Birth (MM/DD/YYYY)
______________________ Address | ______________________ Phone #

2. ______________________ ______% ______________________
Primary Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | ______________________ Date of Birth (MM/DD/YYYY)
______________________ Address | ______________________ Phone #

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | ______________________ Date of Birth (MM/DD/YYYY)
______________________ Address | ______________________ Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name | Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ______________________ | ______________________ Date of Birth (MM/DD/YYYY)
______________________ Address | ______________________ Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Guaranteed Benefit Rider Election

This optional rider is purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

If you do not elect this Optional Guaranteed Benefit Rider, the Death Benefit is equal to the return of account value.

- The benefit rider is optional and may only be elected at the time of application. As long as this rider is in effect, there are additional charges for this rider which may increase based on your attained age. You may drop this rider at any time.
- **Please note:** This rider will automatically be dropped once you elect Income Edge Series and your election becomes effective. Unless and until your Income Edge Series election becomes effective, the rider will continue to remain in effect as will any limitations, restrictions, and/or charges applicable under the rider.

4A: PROTECTED PREMIUM DEATH BENEFIT

If you do not make an election in this section, the Protected Premium Death Benefit is declined and your contract will be issued with a Return of Account Value death benefit.

☐ **Yes,** I wish to elect **Protected Premium Death Benefit** (Available for Owner issue ages 0-85)

5. General Dollar Cost Averaging (DCA)

- Please select the DCA destination funds in Section 6. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below.
- The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.
- Your future contributions will be allocated according to the instructions provided in Section 6, unless otherwise instructed by you.

Check box for one time period. ☐ 3 months ☐ 6 months ☐ 12 months

REQUIRED

6. Investment Selection

- You must allocate your initial contribution among the Packaged Portfolios/Alternative Options and the Investment Options below using the Contribution Allocation % column.
- All future contributions will be allocated according to the percentages below unless otherwise instructed by you.
- If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the allocation instructions provided below.

Packaged Portfolios and Alternative Options

Percentages must be whole numbers and must total 100%.

Contribution Allocation% (Required)	
	Charter Asset Allocation Portfolios
	Diversified Portfolios
______%	Charter^{SM} Conservative
______%	Charter^{SM} Moderate
______%	Charter^{SM} Moderate Growth
______%	Charter^{SM} Growth
______%	Charter^{SM} Aggressive Growth
	Asset Allocation
	Risk Based Portfolios
______%	AXA Moderate Allocation
______%	AXA Moderate-Plus Allocation
______%	AXA Aggressive Allocation
______%	Franklin Mutual Shares VIP Fund
	Manager Select Portfolios
______%	7Twelve^{TM} Balanced Portfolio
______%	AXA/AB Dynamic Moderate Growth
______%	American Funds Insurance Series® Asset Allocation Fund^{SM}
______%	BlackRock Global Allocation V.I. Fund
______%	First Trust/Dow Jones Dividend & Income Allocation Portfolio
______%	First Trust Multi Income Allocation Portfolio
______%	Franklin Founding Funds Allocation VIP Fund
______%	Franklin Income VIP Fund
______%	Invesco V.I. Balanced-Risk Allocation Fund
______%	Ivy VIP Asset Strategy
______%	Janus Henderson Balanced Portfolio
______%	JPMorgan Insurance Trust Global Allocation Portfolio
______%	JPMorgan Insurance Trust Income Builder Portfolio
______%	PIMCO Global Multi-Asset Managed Allocation Portfolio
______%	Putnam VT Global Asset Allocation Fund
______%	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
______%	SEI VP Conservative Strategy Fund
______%	SEI VP Moderate Strategy Fund
______%	SEI VP Balanced Strategy Fund
______%	SEI VP Market Growth Strategy Fund
______%	SEI VP Market Plus Strategy Fund

Contribution Allocation% (Required)	
	Asset Allocation (Continued)
	All Asset Alternative Portfolios
______%	All Asset Growth - Alt 20
	Specialty
	Alternatives/Specialty
______%	1290 VT Convertible Securities
______%	1290 VT Low Volatility Global Equity
______%	1290 VT GAMCO Mergers & Acquisitions
______%	ALPS/Red Rocks Listed Private Equity Portfolio
______%	Guggenheim VIF Global Managed Futures Strategy Fund
______%	Janus Henderson U.S. Low Volatility Portfolio
______%	PIMCO VIT Emerging Markets Bond Portfolio
______%	Putnam VT Absolute Return 500 Fund
______%	Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio
______%	VanEck VIP Unconstrained Emerging Markets Bond Fund
	Commodities
______%	1290 VT Energy
______%	1290 VT Natural Resources
______%	PIMCO VIT CommodityRealReturn® Strategy Portfolio
______%	VanEck VIP Global Hard Assets Fund
	REITs
______%	1290 VT Real Estate
______%	AB VPS Real Estate Investment Portfolio
______%	Invesco V.I. Global Real Estate Fund
	Sector
______%	Invesco V.I. Global Health Care Fund
______%	Ivy VIP Energy
______%	Ivy VIP Science and Technology
______%	MFS® Utilities Series
______%	Multimanager Technology Portfolio
______%	T. Rowe Price Health Sciences Portfolio-II
	Large Cap Value Stocks
______%	1290 VT Equity Income
______%	AB VPS Growth and Income Portfolio
______%	EQ/BlackRock Basic Value Equity
______%	EQ/Large Cap Value Index
______%	MFS® Value Series
______%	T. Rowe Price Equity-Income Portfolio-II

6. Investment Selection (Continued)

Investment Options

Contribution Allocation% (Required)	
	Large Cap Blend Stocks
______%	American Funds Insurance Series® Growth-Income Fund℠
______%	ClearBridge Variable Dividend Strategy Portfolio
______%	EQ/Common Stock Index
______%	EQ/Equity 500 Index
______%	Fidelity® VIP Contrafund® Portfolio
______%	Franklin Rising Dividends VIP Fund
______%	Hartford Capital Appreciation HLS Fund
______%	MFS® Investors Trust Series
______%	Putnam VT Research Fund
	Large Cap Growth Stocks
______%	1290 VT Socially Responsible Portfolio
______%	AXA/Loomis Sayles Growth
______%	ClearBridge Variable Aggressive Growth Portfolio
______%	EQ/Large Cap Growth Index
______%	EQ/T. Rowe Price Growth Stock
______%	Hartford Growth Opportunities HLS Fund
______%	MFS® Research Series
	Mid Cap Stocks
	Mid Cap Value Stocks
______%	AB VPS Small/Mid Cap Value Portfolio
______%	American Century VP Mid Cap Value Fund
	Mid Cap Blend Stocks
______%	EQ/Mid Cap Index
	Mid Cap Growth Stocks
______%	AXA/Janus Enterprise Portfolio
______%	Federated Kaufmann Fund II
______%	Fidelity® VIP Mid Cap Portfolio
	Small Cap Stocks
	Small Cap Value Stocks
______%	1290 VT GAMCO Small Company Value
______%	Charter℠ Small Cap Value
	Small Cap Blend Stocks
______%	Invesco V.I. Small Cap Equity Fund
______%	EQ/Small Company Index
	Small Cap Growth Stocks
______%	AXA/AB Small Cap Growth
______%	Charter℠ Small Cap Growth
______%	Ivy VIP Micro Cap Growth
	International/Global Stocks
	International Stocks
______%	1290 VT SmartBeta Equity
______%	American Funds Insurance Series® International Growth and Income Fund℠
______%	EQ/International Equity Index
______%	EQ/MFS International Growth
______%	Invesco V.I. International Growth Fund
______%	MFS® International Value Portfolio
______%	Neuberger Berman International Equity Portfolio

Contribution Allocation% (Required)	
	International/Global Stocks (Continued)
	Emerging Market Stocks
______%	American Funds Insurance Series® New World Fund®
______%	Delaware VIP® Emerging Markets Series
______%	EQ/Emerging Markets Equity PLUS
______%	Lazard Retirement Emerging Markets Equity Portfolio
	Global Stocks
______%	AB VPS Global Thematic Growth Portfolio
______%	American Funds Insurance Series® Global Growth Fund℠
______%	American Funds Insurance Series® Global Small Capitalization Fund℠
______%	BlackRock Global Opportunities V.I. Fund
______%	EQ/Oppenheimer Global
______%	AXA/Templeton Global Equity Managed Volatility
	Bonds
	Core Bonds
______%	1290 VT DoubleLine Opportunistic Bond
______%	Delaware VIP® Diversified Income Series
______%	Eaton Vance VT Floating-Rate Income Fund
______%	EQ/Core Bond Index
______%	EQ/Intermediate Government Bond
______%	Fidelity® VIP Strategic Income Portfolio
______%	Janus Henderson Flexible Bond Portfolio
______%	PIMCO VIT Total Return Portfolio
______%	Putnam VT Diversified Income Fund
	Short Term Bonds
______%	AXA/AB Short Duration Government Bond
______%	Delaware VIP® Limited-Term Diversified Income Series
______%	EQ/PIMCO Ultra Short Bond
	Inflation Linked (TIPS)
______%	American Century VP Inflation Protection Fund
______%	EQ/PIMCO Global Real Return
	High Yield Bonds
______%	1290 VT High Yield Bond
______%	Federated High Income Bond Fund II
______%	Invesco V.I. High Yield Fund
______%	Lord Abbett Series Fund Bond Debenture Portfolio
	International Bonds
______%	PIMCO VIT Global Bond Portfolio (Unhedged)
______%	Templeton Global Bond VIP Fund
	Cash/Cash Equivalents
______%	EQ/Money Market

7. Rebalancing

Your account value will be automatically reallocated to the Allocation selections in Section 6.

Please select a frequency.

☐ Quarterly ☐ Semi-Annually ☐ Annually

8. Broker Transfer Authority Disclosure

Yes, by signing this application I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

To opt out of Broker Transfer Authority, please check the box below.

☐ **I decline Broker Transfer Authority.**

REQUIRED

9. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

Replacement Questions	Owner Response	Financial Professional Response
1. Does the Owner have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new AXA contract

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

10. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

12. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]: ____

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1] Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

13. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- Under penalty of perjury, I certify that the Taxpayer Identification Number in Section 2 is correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Contract generally apply for the duration of the Contract.
- Fees, Charges and Investment Options vary by Series.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Investment Edge ADV. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

Contract State:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) **or** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

REQUIRED

X ______________________________
Owner Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Owner Signature | City, State | Date (MM/DD/YYYY)

X ______________________________
Annuitant Signature (if different than Owner) | City, State | Date (MM/DD/YYYY)

X ______________________________
Joint Annuitant Signature | City, State | Date (MM/DD/YYYY)

14. Financial Professional Section

REQUIRED

A. **Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income?** ☐ **Yes** ☐ **No**

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ **Yes** ☐ **No**

If "Yes", please provide explanation of position and relationship ______

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ **Yes** ☐ **No**

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______ ______ ELAS ______

Primary Financial Professional Signature | Social Security Number | Agent Code

______ ______ % ______

Print Name | Phone Number

______ ______

Email Address | Agent Location

X ______ ______ ______

Financial Professional Signature | Social Security Number | Agent Code

______ ______ % ______

Print Name | Phone Number